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                                                                    EXHIBIT 99.2
                     [Facing Page of Subscription Agreement for Nominee Holders]
                           NATIONAL MERCANTILE BANCORP
                      SUBSCRIPTION AGREEMENT FOR SHARES OF
                                  COMMON STOCK

                      EXPIRATION DATE: ______________, 2000

National Mercantile Bancorp
c/o U.S. Stock Transfer Corporation
1745 Gardena Avenue, Suite 200
Glendale, California 91204

Ladies/Gentlemen:

         1. We hereby subscribe to purchase, on behalf of a beneficial holder (the "BENEFICIAL HOLDER") of shares of common stock and/or Series A Noncumulative Convertible Preferred Stock ("SERIES A PREFERRED STOCK") of the Company, the number of shares of common stock (the "SHARES") of National Mercantile Bancorp, a California corporation (the "COMPANY"), set forth on the reverse side of this Subscription Agreement.

         2. We herewith tender payment for the shares by delivering a check payable to [U.S. Stock Transfer Corporation] in the amount of $____ per Share.

         3. We understand that this subscription is not binding on the Company unless and until it is accepted and until the funds paid herewith clear and are credited to the account of the Company.

         4. We understand that if this subscription is not accepted all funds delivered will be returned promptly, without interest. We further understand that, in the sole discretion of the Company, less than the full number of Shares subscribed for by us may be accepted, whereupon the excess funds tendered by us will be returned without interest.

         5. The Beneficial Holder has represented and warranted to us, as follows:

                  (a) It was at the time it received the Subscription Agreement and accompanying materials and it currently is the record or beneficial holder of that number of shares of common stock and/or Series A Noncumulative Convertible Preferred Stock ("Series A Preferred Stock") set forth on the reverse side of this Subscription Agreement.

                  (b) It understands that the Articles of Incorporation of the Company restrict its ability to acquire more than 4.5% of the Company's stock (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) (the "NOL Restriction") and that if it acquires more than 4.5% of the Company's stock without the Company's consent, the Company may direct that such excess shares be sold by an agent of the Company in an arms-length transaction. It understands that if it acquires shares in excess of the amount set forth on the reverse side of this Subscription Agreement before the expiration of this offering, an acceptance by the Company of the subscription hereunder shall not constitute a waiver of the NOL Restriction.

                  (c) Its permanent legal residence and the state in which it received the prospectus relating to the Offering are identified on the reverse side of this Subscription Agreement.

         6. We understand that the Company's acceptance of this Subscription Agreement is expressly in reliance upon the foregoing representations and warranties of the Beneficial Holder contained herein.


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                    [Reverse Side of Subscription Agreement for Nominee Holders]

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THE BENEFICIAL HOLDER HAS CERTIFIED TO US THAT IT OWNS THE FOLLOWING NUMBER OF SHARES OF THE COMPANY:


         COMMON STOCK ___________________________      SERIES A PREFERRED STOCK ________________________________________

THE PERMANENT RESIDENCE OR DOMICILE OF THE             THE BENEFICIAL HOLDER RECEIVED A COPY OF THE PROSPECTUS
BENEFICIAL HOLDER IS IN THE FOLLOWING STATE:           AND THE SUBSCRIPTION AGREEMENT IN THE FOLLOWING STATE:


-------------------------------------------------      -----------------------------------------------------------------
[Insert State of Residence]                            [Insert State, if different]

WE HEREBY SUBSCRIBE TO PURCHASE THE FOLLOWING NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY ON BEHALF OF THE
BENEFICIAL HOLDER:

                                                       $
-------------------------------------------------        ---------------------------------------------------------------
[Insert Number of Shares Subscribed For]               [Total Purchase Price (Number of Shares x $___ per share)]

IN WITNESS WHEREOF, the undersigned has entered into this Subscription Agreement as of the date set forth below.

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[Print Name of Nominee Holder]                         [Enter type of entity and state of incorporation or organization]



By:
    ---------------------------------------------      -----------------------------------------------------------------
[Signature]                                            [Tax I.D. Number or Social Security Number of Nominee Holder]

Title:
       ------------------------------------------
         [Please insert title of signatory]

Please insert the address for delivery of shares and the telephone number of the nominee holder:


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[Street Name and Address]                              [Telephone Number]

-------------------------------------------------
[City, State and Zip Code]

AGREED TO AND ACCEPTED AS OF ______, 2000:             NATIONAL MERCANTILE BANCORP



                                                       By:
                                                           -------------------------------------------------------------
                                                              Authorized Agent
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